                                                                    Exhibit 5.13

                          [POSADAS, POSADAS & VECINO LETTERHEAD]

                                                                   March 5, 2004

FLODDEN S.A.
Yaguaron 1407 Of. 607, Montevideo

Ladies and Gentlemen:

             Re: 9 1/4% Series B Senior Subordinated Notes Due 2012

     We have acted as special Uruguayan counsel to FLODDEN S.A., a Uruguayan corporation (the "Company"), in connection with the offer to exchange (the "Exchange Offer") by Burns Philp Capital Pty Limited, an Australian corporation (the "Issuer") and wholly owned subsidiary of Burns, Philp & Company Limited ("Burns Philp"), of U.S.$400,000,000 aggregate principal amount of 9 3/4% Series B Senior Subordinated Notes due 2012 (the "Exchange Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its existing 9 3/4% Senior subordinated Notes due 2012 (the "Old Notes"), as described in the Registration Statement on Form F-4 (File No. 333-98141) relating to the Exchange Offer (as amended or supplemented, the "Registration Statement"), initially filed with the United States Securities and Exchange Commission on August 9, 2002. The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of June 21, 2002 (the "Indenture"), among the Issuer, Burns Philp and certain subsidiaries of Burns Philp (together with the Company, the "Subsidiary Guarantors") and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee"), including a Supplemental Indenture (the "Supplemental Indenture"), dated October 17, 2002, to which the Company is a party. The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed by the Company and the Subsidiary Guarantor on a senior subordinated basis, under the Indenture and the Supplemental Indenture (the"Guarantee"). The Indenture is an exhibit to the Registration Statement.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Indenture, Supplemental Indenture and the Minutes of a Meeting of Directors, (the "Relevant Documents"), as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Relevant Documents.

     In our examination, we have assumed, (i) the genuineness of all signatures
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted as conformed, facsimile or photostatic copies.

     Based upon the foregoing, and subject to the exceptions, qualifications, limitations and assumptions herein set forth, we are of the opinion that: (i) the execution and delivery of, and the performance by the Company of its obligations under, the Supplemental Indenture has been duly authorized by all requisite corporate action of the part of the Company; (ii) the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Supplemental Indenture; (iii) the Supplemental Indenture has been duly executed and delivered by the Company;
(iv) the execution, delivery and performance by the Company of the Supplemental Indenture did not and will not violate in any respect any existing provision of any law of Uruguay or the Company's constitution; and (v) the Company is duly incorporated and is an existing corporation in good standing under the laws of Uruguay.


     In rendering the foregoing opinion, we express no opinion, directly or indirectly, as to laws other than the laws of Uruguay. The foregoing opinion is rendered as of the date hereof and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference of our name under the caption "Legal Matters" in the prospectus included therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Dewey Ballantine LLP may rely on our opinion with respect to matters of the laws of Uruguay for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion has been addressed to it.

                                   Very truly yours,

                                   /s/ Eduardo A. Ferrari
                                   -------------------------
                                   POSADAS, POSADAS & VECINO
                                   Eduardo A. Ferrari

                     [POSADAS, POSADAS & VECINO LETTERHEAD]

                                                                   March 5, 2004

GREENSTED S.A.
JUNCAL 1327 OF. 2201, MONTEVIDEO

Ladies and Gentlemen:

             Re: 9 3/4% Series B Senior Subordinated Notes Due 2012

     We have acted as special Uruguayan counsel to GREENSTED S.A., a Uruguayan corporation (the "Company"), in connection with the offer to exchange (the "Exchange Offer") by Burns Philp Capital Pty Limited, an Australian corporation (the "Issuer") and wholly owned subsidiary of Burns, Philp &
Company Limited ("Burns Philp"), of U.S.$400,000,000 aggregate principal amount of 9 3/4% Series B Senior Subordinated Notes due 2012 (the "Exchange Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its existing 9 3/4% Senior Subordinated Notes due 2012 (the "Old Notes"), as described in the Registration Statement on Form F-4 (File No. 333-98141) relating to the Exchange Offer (as amended or supplemented, the "Registration Statement"), initially filed with the United States
Securities and Exchange Commission on August 9, 2002. The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of June 21, 2002 (the "Indenture"), among the Issuer, Burns Philp and certain subsidiaries of Burns Philp (together with the Company, the "Subsidiary Guarantors") and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee"), including a Supplemental Indenture
(the "Supplemental Indenture"), dated October 17, 2002, to which the Company is a party. The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed by the Company and the Subsidiary Guarantors on a senior subordinated basis, under the Indenture and the Supplemental Indenture (the "Guarantee"). The Indenture is an exhibit to the Registration Statement.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Indenture, Supplemental Indenture and the Minutes of a Meeting of Directors, (the "Relevant Documents"), as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Relevant Documents.

     In our examination, we have assumed, (i) the genuineness of all signatures
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted as conformed, facsimile or photostatic copies.

     Based upon the foregoing, and subject to the exceptions, qualifications, limitations and assumptions herein set forth, we are of the opinion that: (i) the execution and delivery of, and the performance by the Company of its obligations under, the Supplemental Indenture has been duly authorized by all requisite corporate action of the part of the Company; (ii) the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Supplemental Indenture; (iii) the Supplemental Indenture has been duly executed and delivered by the Company; (iv) the execution, delivery and performance by the Company of the Supplemental Indenture did not and will not violate in any respect any existing provision of any law of Uruguay or the Company's constitution; and (v) the Company is duly incorporated and is an existing corporation in good standing under the laws of Uruguay.


     In rendering the foregoing opinion, we express no opinion, directly or indirectly, as to laws other than the laws of Uruguay. The foregoing opinion is rendered as of the date hereof and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference of our name under the caption "Legal Matters" in the prospectus included therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Dewey Ballantine LLP may rely on our opinion with respect to matters of the laws of Uruguay for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion has been addressed to it.

                                                  Very truly yours,

                                                  /s/ Eduardo A. Ferrari
                                                  ------------------------------
                                                  POSADAS, POSADAS & VECINO
                                                  Eduardo A. Ferrari



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